UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2015 (May 14, 2015)

HD SUPPLY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35979	26-0486780
(State or other Jurisdiction	(Commission File Number)	(I.R.S Employer
of Incorporation)		Identification Number)

3100 Cumberland Boulevard Suite 1480, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 852-9000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 14, 2015, HD Supply Holdings, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (“Annual Meeting”). Stockholders representing 178,755,191 shares, or 90.6%, of the common shares outstanding as of the March 17, 2015 record date were present in person or were represented at the meeting by proxy.  Each proposal subject to a vote at the Annual Meeting was described in detail in the Company’s 2015 Proxy Statement dated March 31, 2015. Final voting results are shown below.

PROPOSAL 1

ELECTION OF DIRECTORS

Stockholders elected, by a plurality of the votes cast, each of the following Class II directors to serve a three-year term expiring at the Company’s 2018 annual meeting of stockholders and until their successors are duly elected and qualified:

NOMINEE	FOR	WITHHOLD	BROKER NON-VOTE

Betsy S. Atkins	157,439,318	13,877,630	7,438,243
Paul B. Edgerley	168,188,173	3,128,775	7,438,243
James A. Rubright	169,571,700	1,745,248	7,438,243

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders ratified, by the affirmative vote of a majority of the votes cast, the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year ending January 31, 2016.

VOTES FOR	177,957,040	99.5%
VOTES AGAINST	662,254.4%
ABSTENTIONS	135,897.1%
BROKER NON-VOTES	0

PROPOSAL 3

STOCKHOLDER PROPOSAL ON GREENHOUSE GAS EMISSIONS

Stockholders did not approve the stockholder proposal regarding greenhouse gas emissions, with the affirmative vote of a majority of the votes cast against the proposal.

VOTES FOR	36,727,207	21.5%
VOTES AGAINST	105,418,124	61.5%
ABSTENTIONS	29,171,617	17.0%
BROKER NON-VOTES	7,438,243

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2015	HD SUPPLY HOLDINGS, INC.

	By:	/s/ Dan S. McDevitt
Dan S. McDevitt
General Counsel and Corporate Secretary